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                                                          Exhibit 99.1

                           COMMUNITY BANKSHARES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  Special Meeting of Stockholders to be held on
                            Wednesday, July 30, 1997


     The undersigned hereby appoints Douglas Crichfield, Seth A. Resnicoff and Katherine F. Tsouros, and each of them individually, as proxies of the undersigned, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of stock of Community Bankshares, Inc. that the undersigned would be entitled to vote, if personally present, at the Special Meeting of Stockholders of the Company to be held on Wednesday, July 30, 1997 and at any and all adjournments thereof. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice and Proxy Statement for the Special Meeting of Stockholders and hereby revokes any proxy or proxies, if any, heretofore given. This proxy may be revoked at any time before it is exercised.

     If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                                ENCLOSED ENVELOPE

     To approve and adopt the Agreement and Plan of Reorganization, dated as of March 24, 1997, by and among the Company, the Company's wholly owned subsidiaries, Concord Savings Bank and Centerpoint Bank, CFX Corporation and CFX's wholly owned subsidiary CFX Bank and the related Plan of Share Exchange, and each of the transactions contemplated thereby.



              FOR               AGAINST               ABSTAIN




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Please be sure to sign and date this Proxy. Please sign exactly as your name appears on this card.

     Joint owners should sign. When signing as an attorney, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.

Signature of Stockholder:                                 Date:
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Signature of Co-holder (if any):                          Date:
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